EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, and to the references to and the incorporation by reference of our reserves report dated August 19, 2025, included in the Annual Report on Form 10-K of Evolution Petroleum Corporation (the "Company") for the fiscal year ended June 30, 2025, as well as in the notes to the financial statements included therein.  We also hereby consent to the incorporation by reference of the references to our firm, in the context in which they appear, and to our reserves reports into the Registration Statements on Form S-3/A Nos. 333-265430 and 333-231412, Form S-3 No. 333-193899, Form S-8 Nos. 333-283718, 333-251233, 333-152136, 333-140182, 333-183746, and 333-216098.

CAWLEY, GILLESPIE & ASSOCIATES, INC.

Texas Registered Engineering Firm F-693

By:	/s/ W. Todd Brooker
W. Todd Brooker, P.E.
President

Austin, Texas

September 17, 2025